Exhibit 99.1

STRATEGIC EDUCATION, INC. REPORTS THIRD QUARTER 2026 RESULTS

Education Technology Services revenue up 12% YOY and operating income up 14% YOY

Sophia Learning subscribers up 22% YOY and revenue up 20% YOY

U.S. Higher Education's healthcare portfolio total enrollment increased 9% YOY

HERNDON, Va., November 5, 2026 ― Strategic Education, Inc. (Strategic Education) (NASDAQ: STRA) today announced financial results for the period ended September 30, 2026.

STRATEGIC EDUCATION CONSOLIDATED RESULTS

Three Months Ended September 30
•Revenue increased 1.6% to $325.1 million compared to $319.9 million for the same period in 2025, driven by strength within the Education Technology Services segment, an increase in U.S. Higher Education segment revenue per student, and favorable foreign currency impacts. Revenue on a constant currency basis, which is a non-GAAP financial measure, increased 0.1% to $320.1 million in the third quarter of 2026 compared to $319.9 million for the same period in 2025. For more details on non-GAAP financial measures used in this press release, refer to the information in the Non-GAAP Financial Measures section of this press release.
•Loss from operations was $87.6 million, compared to income from operations of $37.0 million or 11.6% of revenue for the same period in 2025. Persistent international student immigration constraints have led us to reassess our near-term growth expectations for ANZ, resulting in a non-cash charge of $134.1 million related to the impairment of goodwill and intangibles associated with the acquisition of Torrens University and related assets. Adjusted income from operations on a constant currency basis, which is a non-GAAP financial measure, was $50.2 million compared to $51.3 million for the same period in 2025. Adjusted income from operations excludes the aforementioned impairment of goodwill and intangible assets. The adjusted operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 15.7% compared to 16.0% for the same period in 2025.
•Net loss was $98.3 million compared to net income of $26.6 million for the same period in 2025. Adjusted net income on a constant currency basis, which is a non-GAAP financial measure, was $36.4 million compared to $37.7 million for the same period in 2025.
•Adjusted EBITDA, which is a non-GAAP financial measure, was $71.0 million compared to $69.6 million for the same period in 2025.
•Diluted loss per share was $4.68 compared to diluted earnings per share of $1.15 for the same period in 2025. Adjusted diluted earnings per share on a constant currency basis, which is a non-GAAP financial measure, increased to $1.69 from $1.63 for the same period in 2025. Adjusted diluted weighted average shares outstanding, which is a non-GAAP financial measure, decreased to 21,461,000 from 23,209,000 for the same period in 2025. During the three months ended September 30, 2026, the Company repurchased 347,472 shares of common stock for $28.5 million, and during the nine months ended September 30, 2026, the Company repurchased 1,261,201 shares of common stock for $101.3 million.
Education Technology Services Segment Highlights
•For the third quarter, average total subscribers at Sophia Learning increased approximately 22% from the same period in 2025, and Sophia Learning revenue increased 19.8% to $21.3 million compared to $17.8 million for the same period in 2025.
•As of September 30, 2026, Workforce Edge had a total of 83 corporate agreements, collectively employing approximately 4,030,000 employees.

•ETS revenue increased 11.9% to $42.8 million in the third quarter of 2026 compared to $38.3 million for the same period in 2025, driven by growth in Sophia Learning subscriptions and higher employer affiliated enrollment.
•ETS income from operations was $18.2 million in the third quarter of 2026 compared to $16.0 million for the same period in 2025. The operating income margin was 42.5% compared to 41.7% for the same period in 2025.

U.S. Higher Education Segment Highlights
•For the third quarter, student enrollment within USHE decreased 1.1% to 84,725 compared to 85,640 for the same period in 2025. Our ongoing focus on employers is generating consistent growth in employer affiliated enrollment, but in the third quarter was again offset by a decline in unaffiliated enrollment. Employer affiliated enrollment in the third quarter was 34.7% of USHE enrollment, up from 32.7% during the same period in 2025.
•USHE’s healthcare portfolio generated strong total enrollment growth during the third quarter, increasing 9% from the same period in 2025 and now comprises 54% of USHE total enrollment compared to 49% for the same period in 2025. Of USHE’s total healthcare enrollment, approximately 38% is from employer partners.
•During the third quarter, Strayer University launched an Associate of Applied Science in Radiologic Technology program for enrollment in October 2026. With the addition of this program, USHE has now recently launched several new licensure-track healthcare offerings, including Strayer University's Licensed Practical Nurse Diploma, Capella University's Bachelor of Science in Nursing (Prelicensure), and an expanded Capella University Nurse Practitioner portfolio.
•For the third quarter, FlexPath enrollment was 26% of USHE enrollment compared to 24% for the same period in 2025. Healthcare programs comprise 73% of FlexPath enrollment.
•Revenue increased 0.3% to $213.7 million in the third quarter of 2026 compared to $213.1 million for the same period in 2025, driven by higher third quarter revenue per student.
•Income from operations was $22.0 million in the third quarter of 2026 compared to $22.9 million for the same period in 2025. The operating income margin was 10.3% compared to 10.7% for the same period in 2025.
Australia/New Zealand Segment Highlights
•For the third quarter, student enrollment within ANZ decreased 9.1% to 17,101 compared to 18,808 for the same period in 2025. Lower international enrollment, resulting from regulatory changes in Australia, was partially offset by growing domestic enrollment.
•Revenue was relatively unchanged at $68.6 million in the third quarter of 2026 compared to the same period in 2025, driven by favorable foreign currency impacts and higher revenue per student, offset by lower enrollment. Revenue on a constant currency basis, which is a non-GAAP financial measure, decreased 7.2% to $63.6 million in the third quarter of 2026 compared to $68.6 million for the same period in 2025, driven by lower third quarter student enrollment.
•Income from operations was $10.8 million in the third quarter of 2026 compared to $12.5 million for the same period in 2025. The operating income margin was 15.8% compared to 18.2% for the same period in 2025. Income from operations on a constant currency basis, which is a non-GAAP financial measure, was $10.0 million in the third quarter of 2026 compared to $12.5 million for the same period in 2025. The operating income margin on a constant currency basis, which is a non-GAAP financial measure, was 15.7% compared to 18.2% for the same period in 2025.
BALANCE SHEET AND CASH FLOW

At September 30, 2026, Strategic Education had cash, cash equivalents, and marketable securities of $138.6 million and no debt outstanding under its revolving credit facility. For the first nine months of 2026, cash provided by operations was $173.5 million compared to $159.0 million for the same period in 2025. Capital expenditures for the first nine months of 2026 were $36.8 million compared to $32.0 million for the same period in 2025. Capital expenditures including cloud computing investments, which flow through operating cash flow within other assets, for the first nine months of 2026 were $44.8 million compared to $45.2 million for the same period in 2025. Free cash flow for the first nine months of 2026, which is a non-GAAP financial measure, was $136.7 million compared to $127.0 million for the same period in 2025.
For the third quarter of 2026, consolidated bad debt expense as a percentage of revenue was 4.6% compared to 4.7% of revenue for the same period in 2025.

COMMON STOCK CASH DIVIDEND

Strategic Education announced today that it declared a regular, quarterly cash dividend of $0.60 per share of common stock. This dividend will be paid on December 7, 2026 to shareholders of record as of November 30, 2026.

CONFERENCE CALL WITH MANAGEMENT

Strategic Education will host a conference call to discuss its third quarter 2026 results at 10:00 a.m. (ET) today. This call will be available via webcast. To access the live webcast of the conference call, please go to www.strategiceducation.com in the Investor Relations section 15 minutes prior to the start time of the call to register. An earnings release presentation will also be posted to www.strategiceducation.com in the Investor Relations section. Following the call, the webcast will be archived and available at www.strategiceducation.com in the Investor Relations section. To participate in the live call, investors should register here prior to the call to receive dial-in information and a PIN.

About Strategic Education, Inc.

Strategic Education, Inc. (NASDAQ: STRA) (www.strategiceducation.com) is dedicated to helping advance economic mobility through higher education. We primarily serve working adult students globally through our core focus areas: 1) Education Technology Services, developing and maintaining relationships with employers to build education benefits programs providing employees access to affordable and industry-relevant training, certificate, and degree programs, including through Workforce Edge, a full-service education benefits administration solution for employers, and Sophia Learning, which offers low-cost online general education-level courses that are ACE-recommended for college credit; 2) U.S. Higher Education, including Capella University and Strayer University, each institutionally accredited, and collectively offering flexible and affordable associate, bachelor’s, master’s, and doctoral programs; and 3) Australia/New Zealand, comprised primarily of Torrens University. This portfolio of high quality, innovative, relevant, and affordable programs and institutions helps our students prepare for success in today’s workforce and find a path to bettering their lives.

Forward-Looking Statements
This communication contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “may,” “will,” “forecast,” “outlook,” “plan,” “project,” “potential” and other similar words, and include all statements that are not historical facts, including with respect to, among other things, the future financial performance and growth opportunities of Strategic Education; Strategic Education’s plans, strategies and prospects; and future events and expectations. The statements are based on Strategic Education’s current expectations and are subject to a number of assumptions, uncertainties and risks, including but not limited to:

•the pace of student enrollment;
•Strategic Education’s continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as other federal laws and regulations, institutional accreditation standards and state regulatory requirements;
•legislation and other actions by the U.S. Congress, actions by the current administration, rulemaking and other action by the Department of Education or other governmental entities, including without limitation action related to Title IV programs, Department of Education staffing levels, borrower defense to repayment applications, gainful employment or similar measures, 90/10, increased focus by governmental entities on for-profit education institutions, and including actions by governmental entities in Australia and New Zealand;
•the impairment of goodwill and indefinite-lived intangible assets in ANZ and any further impairment in the future;
•competitive factors;
•risks associated with the opening of new campuses;
•risks associated with the offering of new educational programs and adapting to other changes;
•risks associated with the acquisition of other businesses, including existing educational institutions;
•risks relating to the timing of regulatory approvals;
•Strategic Education’s ability to implement its growth strategy;

•risks associated with the ability of Strategic Education’s students to finance their education in a timely manner;
•risks associated with cybersecurity incidents, including but not limited to reputational risks and possible liability under U.S. state and federal privacy statutes and legal actions;
•risks associated with the use of artificial intelligence and related tools;
•general economic and market conditions; and
•additional factors described in Strategic Education’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Many of these risks, uncertainties and assumptions are beyond Strategic Education’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, these forward-looking statements speak only as of the information currently available to Strategic Education on the date they are made, and Strategic Education undertakes no obligation to update or revise forward-looking statements, except as required by law. Actual results may differ materially from those projected in the forward-looking statements.

For more information contact:

Terese Wilke
Senior Director of Investor Relations
Strategic Education, Inc.
(612) 977-6331
terese.wilke@strategiced.com

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2026	2025	2026
Revenues	$319,949	$325,067	$945,010	$968,259
Costs and expenses:
Instructional and support costs	162,724	163,644	487,163	496,287
General and administration	105,932	110,405	316,303	324,822
Restructuring costs	14,251	4,481	18,948	9,048
Impairment of goodwill and intangible assets	—	134,100	—	134,100
Total costs and expenses	282,907	412,630	822,414	964,257
Income (loss) from operations	37,042	(87,563)	122,596	4,002
Other income (expense)	(273)	275	1,623	2,831
Income (loss) before income taxes	36,769	(87,288)	124,219	6,833
Provision for income taxes	10,139	11,023	35,514	35,176
Net income (loss)	$26,630	$(98,311)	$88,705	$(28,343)
Earnings (loss) per share:
Basic	$1.18	$(4.68)	$3.87	$(1.33)
Diluted	$1.15	$(4.68)	$3.76	$(1.33)
Weighted average shares outstanding:
Basic	22,584	21,028	22,937	21,343
Diluted	23,209	21,028	23,597	21,343

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31, 2025	September 30, 2026
ASSETS
Current assets:
Cash and cash equivalents	$140,757	$126,575
Marketable securities	7,297	4,999
Tuition receivable, net	78,202	112,528
Income taxes receivable	2,511	5,595
Other current assets	49,090	54,925
Total current assets	277,857	304,622
Property and equipment, net	107,373	111,879
Right-of-use lease assets	91,140	83,039
Marketable securities, non-current	5,000	7,000
Intangible assets	249,243	244,601
Goodwill	1,242,413	1,140,542
Other assets	65,514	66,354
Total assets	$2,038,540	$1,958,037

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$105,791	$124,492
Contract liabilities	96,247	143,077
Lease liabilities	15,905	15,049
Total current liabilities	217,943	282,618
Deferred income tax liabilities	35,835	34,279
Lease liabilities, non-current	93,216	87,863
Other long-term liabilities	45,140	44,225
Total liabilities	392,134	448,985
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 32,000,000 shares authorized; 22,968,860 and 21,882,127 shares issued and outstanding at December 31, 2025 and September 30, 2026, respectively	230	219
Additional paid-in capital	1,436,795	1,361,346
Accumulated other comprehensive loss	(46,115)	(17,526)
Retained earnings	255,496	165,013
Total stockholders’ equity	1,646,406	1,509,052
Total liabilities and stockholders’ equity	$2,038,540	$1,958,037

STRATEGIC EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the nine months ended September 30,
	2025	2026
Cash flows from operating activities:
Net income (loss)	$88,705	$(28,343)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain on early termination of operating leases	—	(405)
Amortization of deferred financing costs	318	318
Amortization of investment discount/premium	(413)	(8)
Depreciation and amortization	35,160	33,711
Deferred income taxes	2,917	(2,058)
Stock-based compensation	17,195	15,989
Impairment of right-of-use lease assets	4,685	401
Impairment of goodwill and intangible assets	—	134,100
Changes in assets and liabilities:
Tuition receivable, net	(36,940)	(34,732)
Other assets	(12,678)	(4,946)
Accounts payable and accrued expenses	9,167	18,754
Income taxes payable and income taxes receivable	(5,488)	(3,084)
Contract liabilities	60,211	46,548
Other liabilities	(3,837)	(2,747)
Net cash provided by operating activities	159,002	173,498

Cash flows from investing activities:
Purchases of property and equipment	(32,009)	(36,822)
Purchases of marketable securities	(25,804)	(7,802)
Proceeds from marketable securities	57,575	8,306
Proceeds from other investments	—	29
Other investments	(265)	(248)
Cash paid for acquisition, net of cash acquired	(36)	—
Other investing activities	—	(71)
Net cash used in investing activities	(539)	(36,608)

Cash flows from financing activities:
Common dividends paid	(43,387)	(40,051)
Net payments for stock awards	(9,720)	(12,504)
Repurchase of common stock	(94,316)	(101,273)
Net cash used in financing activities	(147,423)	(153,828)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	2,815	481
Net increase (decrease) in cash, cash equivalents, and restricted cash	13,855	(16,457)
Cash, cash equivalents, and restricted cash — beginning of period	146,656	149,511
Cash, cash equivalents, and restricted cash — end of period	$160,511	$133,054

STRATEGIC EDUCATION, INC.
UNAUDITED SEGMENT REPORTING
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2026	2025	2026
Revenues:
U.S. Higher Education	$213,067	$213,664	$649,710	$646,781
Australia/New Zealand	68,589	68,562	185,993	194,766
Education Technology Services	38,293	42,841	109,307	126,712
Consolidated revenues	$319,949	$325,067	$945,010	$968,259
Income (loss) from operations:
U.S. Higher Education	$22,853	$22,029	$73,568	$79,906
Australia/New Zealand	12,485	10,802	23,145	9,797
Education Technology Services	15,955	18,187	44,831	57,447
Restructuring costs	(14,251)	(4,481)	(18,948)	(9,048)
Impairment of goodwill and intangible assets	—	(134,100)	—	(134,100)
Consolidated income (loss) from operations	$37,042	$(87,563)	$122,596	$4,002

Non-GAAP Financial Measures

In our press release and schedules, we report certain financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules that follow reconcile the most directly comparable GAAP measure to each non-GAAP measure that we reference. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for total costs and expenses, income (loss) from operations, operating margin, income (loss) before income taxes, net income (loss), earnings (loss) per share or any other comparable financial measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Management uses certain non-GAAP measures to evaluate financial performance because those non-GAAP measures allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information is useful to investors to compare the Company’s results of operations period-over-period. These measures are Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, Adjusted Diluted Earnings Per Share (EPS), Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), Adjusted EBITDA, and Free Cash Flow. We define Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS to exclude (1) severance costs, asset impairment charges, gains/losses on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities, (2) goodwill and intangible assets impairment charges related to the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand, (3) income/loss recognized from the Company’s investments in partnership interests and other investments, and (4) discrete tax adjustments utilizing an adjusted effective income tax rate of 29.0% for both the three months ended September 30, 2025 and 2026. To illustrate currency impacts to operating results, Revenue, Adjusted Total Costs and Expenses, Adjusted Income from Operations, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Net Income, and Adjusted Diluted EPS for the three months ended September 30, 2026 are also presented on a constant currency basis utilizing an exchange rate of 0.65 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2025. We define EBITDA as net income (loss) before other income (expense), the provision for income taxes, depreciation and amortization, and from this amount in arriving at Adjusted EBITDA we also exclude stock-based compensation expense, amortization expense associated with deferred implementation costs incurred in cloud computing arrangements, and the amounts in (1) and (2) above. We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment. These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the sections that follow. Non-GAAP measures should not be viewed as substitutes for GAAP measures.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED TOTAL COSTS AND EXPENSES, ADJUSTED INCOME FROM OPERATIONS, ADJUSTED OPERATING MARGIN, ADJUSTED INCOME BEFORE INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED EPS
(in thousands, except per share data)

		For the three months ended September 30, 2025 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Impairment of goodwill and intangible assets(2)	Loss from other investments(3)	Tax adjustments(4)	As Adjusted (Non-GAAP)
Total costs and expenses	$282,907	$(14,251)	$—	$—	$—	$268,656
Income from operations	$37,042	$14,251	$—	$—	$—	$51,293
Operating margin	11.6%					16.0%
Income before income taxes	$36,769	$14,251	$—	$2,147	$—	$53,167
Net income	$26,630	$14,251	$—	$2,147	$(5,279)	$37,749

Earnings per share:
Diluted	$1.15					$1.63
Weighted average shares outstanding:
Diluted	23,209					23,209

		For the three months ended September 30, 2026 Non-GAAP Adjustments
	As Reported (GAAP)	Restructuring costs(1)	Impairment of goodwill and intangible assets(2)	Loss from other investments(3)	Tax adjustments(4)	As Adjusted (Non-GAAP)
Total costs and expenses	$412,630	$(4,481)	$(134,100)	$—	$—	$274,049
Income (loss) from operations	$(87,563)	$4,481	$134,100	$—	$—	$51,018
Operating margin	-26.9%					15.7%
Income (loss) before income taxes	$(87,288)	$4,481	$134,100	$759	$—	$52,052
Net income (loss)	$(98,311)	$4,481	$134,100	$759	$(4,072)	$36,957

Earnings (loss) per share:
Diluted	$(4.68)					$1.72
Weighted average shares outstanding:
Diluted(5)	21,028					21,461
(1)Reflects severance costs, asset impairment charges, gains/losses on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities.
(2)Reflects impairment of goodwill and intangible assets related to the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.
(3)Reflects income/loss recognized from the Company’s investments in partnership interests and other investments.
(4)Reflects tax impacts of the adjustments described above and discrete tax adjustments related to stock-based compensation and other adjustments, utilizing an adjusted effective income tax rate of 29.0% for both the three months ended September 30, 2025 and 2026.
(5)For the three months ended September 30, 2026, approximately 433,000 incremental shares attributable to stock awards were excluded from the diluted share count for GAAP purposes because their impact would have been anti-dilutive due to the net loss for the period.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Q3 2026 AS ADJUSTED WITH CONSTANT CURRENCY
(in thousands, except per share data)

	As Reported (GAAP)	Non-GAAP adjustments(1)	Constant currency adjustment(2)	As Adjusted with Constant Currency (Non-GAAP)
Revenues	$325,067	$—	$(4,929)	$320,138
Total costs and expenses	$412,630	$(138,581)	$(4,094)	$269,955
Income (loss) from operations	$(87,563)	$138,581	$(835)	$50,183
Operating margin	-26.9%			15.7%
Income (loss) before income taxes	$(87,288)	$139,340	$(853)	$51,199
Net income (loss)	$(98,311)	$135,268	$(606)	$36,351

Earnings (loss) per share:
Diluted	$(4.68)			$1.69
Weighted average shares outstanding:
Diluted(3)	21,028			21,461
(1)Reflects non-GAAP adjustments related to restructuring costs, impairment of goodwill and intangible assets, income/loss from other investments, and tax adjustments as described further in the Unaudited Reconciliation of Non-GAAP Financial Measures table above.
(2)Reflects an adjustment to translate foreign currency results after the non-GAAP adjustments for the three months ended September 30, 2026 at a constant exchange rate of 0.65 Australian Dollars to U.S. Dollars, which was the average exchange rate for the same period in 2025.
(3)For the three months ended September 30, 2026, approximately 433,000 incremental shares attributable to stock awards were excluded from the diluted share count for GAAP purposes because their impact would have been anti-dilutive due to the net loss for the period.

STRATEGIC EDUCATION, INC.
UNAUDITED NON-GAAP SEGMENT REPORTING
(in thousands)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2026	2025	2026
Revenues:
U.S. Higher Education	$213,067	$213,664	$649,710	$646,781
Australia/New Zealand	68,589	68,562	185,993	194,766
Education Technology Services	38,293	42,841	109,307	126,712
Consolidated revenues	$319,949	$325,067	$945,010	$968,259

Income (loss) from operations:
U.S. Higher Education	$22,853	$22,029	$73,568	$79,906
Australia/New Zealand	12,485	10,802	23,145	9,797
Education Technology Services	15,955	18,187	44,831	57,447
Restructuring costs	(14,251)	(4,481)	(18,948)	(9,048)
Impairment of goodwill and intangible assets	—	(134,100)	—	(134,100)
Consolidated income (loss) from operations	37,042	(87,563)	122,596	4,002

Adjustments to consolidated income (loss) from operations:
Restructuring costs	14,251	4,481	18,948	9,048
Impairment of goodwill and intangible assets	—	134,100	—	134,100
Total adjustments to consolidated income (loss) from operations	14,251	138,581	18,948	143,148

Adjusted income from operations by segment:
U.S. Higher Education	22,853	22,029	73,568	79,906
Australia/New Zealand	12,485	10,802	23,145	9,797
Education Technology Services	15,955	18,187	44,831	57,447
Total adjusted income from operations	$51,293	$51,018	$141,544	$147,150

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
EBITDA AND ADJUSTED EBITDA
(in thousands)

	For the three months ended September 30,
	2025	2026
Net income (loss)	$26,630	$(98,311)
Provision for income taxes	10,139	11,023
Other (income) expense	273	(275)
Depreciation and amortization	11,962	11,590
EBITDA(1)	49,004	(75,973)
Stock-based compensation	5,868	5,730
Restructuring costs(2)	12,425	4,212
Cloud computing amortization(3)	2,321	2,965
Impairment of goodwill and intangible assets(4)	—	134,100
Adjusted EBITDA(1)	$69,618	$71,034
(1)Denotes non-GAAP financial measures. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.
(2)Reflects severance costs, asset impairment charges, gains/losses on sale of real estate and early termination of leased facilities, and other costs associated with the Company’s restructuring activities. Excludes $1.8 million and $0.3 million of depreciation and amortization expense for the three months ended September 30, 2025 and 2026, respectively.
(3)Reflects amortization expense associated with deferred implementation costs incurred in cloud computing arrangements.
(4)Reflects impairment of goodwill and intangible assets related to the Company’s acquisition of Torrens University and associated assets in Australia and New Zealand.

STRATEGIC EDUCATION, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW
(in thousands)

	For the nine months ended September 30,
	2025	2026
Net cash provided by operating activities	$159,002	$173,498
Purchases of property and equipment	(32,009)	(36,822)
Free cash flow(1)	$126,993	$136,676
(1)Denotes a non-GAAP financial measure. Please see the information in the Non-GAAP Financial Measures section of this press release for more detail regarding these adjustments and management’s reasons for providing this information.